Exhibit 10.65

AMENDMENT NO. 2

TO

LOAN AGREEMENT

AMENDMENT NO. 2 TO LOAN AGREEMENT, dated as of February 15, 2010 (this “Agreement”), among MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation (“U.S. Borrower”), MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD., a Singapore corporation (“Singapore Borrower”, and together with U.S. Borrower, collectively, “Borrowers”), the various Subsidiaries (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) of the Borrowers that are parties hereto, the various financial institutions that are parties hereto (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Loan and Security Agreement, dated as of February 12, 2009, as amended (the “Existing Loan Agreement”), and the other Loan Documents; and

WHEREAS, the Borrowers have requested that, as of the Effective Date, the Existing Loan Agreement be amended as herein provided; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Agent”: defined in the preamble.

“Agreement”: is defined in the preamble.

“Amended Loan Agreement”: the Existing Loan Agreement as amended by this Agreement as of the Effective Date.

“Borrowers”: defined in the preamble.

“Effective Date”: defined in Section 5.1.

“Existing Loan Agreement”: defined in the first recital.

“Lenders”: defined in the preamble.

“Singapore Borrower” defined in the preamble.

“U.S. Borrower” defined in the preamble.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Loan Agreement.

ARTICLE II

AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Loan Agreement is amended as follows:

SECTION 2.1. Amendments to Section 1.1.

(a) The following new definition is added to Section 1.1 of the Existing Loan Agreement in the appropriate alphabetical order:

“Amendment No. 2 to Loan Agreement: means Amendment No. 2 to Loan Agreement, dated as of February 15, 2010, among the parties to this Agreement.”

(b) The following definition set forth in Section 1.1 of the Existing Loan Agreement is amended in the entirety to read as follows:

“Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (f), (h), (i) and (j).”

SECTION 2.2. Amendment to Section 7.1.1(n). Section 7.1.1(n) of the Existing Loan Agreement is amended in the entirety to read as follows:

“(n) all Pledged Notes described on Part B of Schedule 7.1 attached hereto (as such Schedule may be amended or supplemented from time to time), together with all other notes evidencing the Debt permitted by Section 10.2.1(n) (collectively, the “Pledged Notes”;”

SECTION 2.3. Amendments to Section 10.2.1. Section 10.2.1 of the Existing Loan Agreement is hereby amended in the entirety as follows:

“10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a)	the Obligations;

(b)	Subordinated Debt;

(c)	Permitted Purchase Money Debt;

(d)	Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Revolver Loans;

(e)	Bank Product Debt;

(f)	Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $2,000,000 in the aggregate at any time;

(g)	Pelikon Notes and the Pelikon Contingent Note;

(h)	the MFC1 and MFC2 lines of credit with Bank of China in an aggregate amount not to exceed, when added to the amounts outstanding pursuant to Section 10.2.1(i), (j) and (k), 900,000,000 RMB at any time on or prior to September 30, 2010, and 550,000,000 RMB at any time thereafter; provided that no Obligor has any Contingent Obligation with respect to such Debt;

(i)	the MFC1 and MFC2 lines of credit with Shanghai Pudong Development Bank in an aggregate amount not to exceed, when added to the amounts outstanding pursuant to Section 10.2.1(h), (j) and (k), 900,000,000 RMB at any time on or prior to September 30, 2010, and 550,000,000 RMB at any time thereafter; provided that no Obligor has any Contingent Obligation with respect to such Debt;

(j)	Debt owing to the China Construction Bank in an aggregate amount not to exceed, when added to the amounts outstanding pursuant to Section 10.2.1(h), (i) and (k), 900,000,000 RMB at any time on or prior to September 30, 2010, and 550,000,000 RMB at any time thereafter; provided that no Obligor has any Contingent Obligation with respect to such Debt;

(k)	Debt owing to the Agricultural Bank of China in an aggregate amount not to exceed, when added to the amounts outstanding pursuant to Section 10.2.1(h), (i) and (j), 900,000,000 RMB at any time on or prior to September 30, 2010, and 550,000,000 RMB at any time thereafter; provided that no Obligor has any Contingent Obligation with respect to such Debt;

(l)	Permitted Contingent Obligations;

(m)	Refinancing Debt as long as each Refinancing Condition is satisfied; provided that for purposes of determining whether the Refinancing Condition is satisfied with respect to the refinancing of Debt described in Section 10.2.1(h), (i) and (j), clause (a) of the Refinancing Condition shall be deemed to refer to the aggregate principal amount of such Debt permitted by such sections, rather than the aggregate principal amount of the Debt being extended, renewed or refinanced;

(n)	Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $2,000,000 in the aggregate at any time; and

(o)	Debt permitted to be incurred pursuant to Section 10.2.6(e)-(h).”

SECTION 2.4. Amendments to Section 10.2.3. Section 10.2.3 of the Existing Loan Agreement is amended in the entirety as follows:

“10.2.3. Distributions; Upstream Payments. (a) Declare or make any Distributions, except (i) Upstream Payments; (ii) U.S. Borrower may make Distributions if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the Aggregate Availability after giving effect to any such Distribution is not less than 20% of the Revolver Commitments, (C) the Fixed Charge Coverage Ratio after giving effect to any such Distribution is, at any time on or before March 31, 2009, at least 0.90 to 1.0 or, at any time thereafter, not less than 1.0 to 1.0, and (D) the aggregate amount of such Distributions (x) made at any one time or as part of a series of related Distributions shall not exceed $5,000,000 in the aggregate or (y) since the Closing Date shall not exceed $10,000,000 in the aggregate; and (iii) U.S. Borrower may purchase its Equity Interests from its shareholders in Fiscal Year 2009 (and, with the consent of Agent, any other Fiscal Year), if: (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Adjusted Cash Liquidity prior to any such repurchase is not less than $20,000,000, (C) the Adjusted Fixed Charge Coverage Ratio after giving effect to any such repurchase is not less than 0.60 to 1.0, and (D) the aggregate amount of all such repurchases since the Closing Date does not exceed $25,000,000; provided, that with respect to Fiscal Year 2010 only, U.S. Borrower may purchase Equity Interests of its shareholders, subject to the conditions set forth in the preceding sub-clauses (A), (C) and (D), in an amount not to exceed $1,600,000 per Fiscal Quarter (provided that the dollar limitation per Fiscal Quarter shall not apply if, prior to any such repurchase, the Adjusted Cash Liquidity is $20,000,000 or more) and $6,300,000 for all of Fiscal Year 2010; or (b) create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.16.”

SECTION 2.5 Amendment to Exhibit D. Exhibit D of the Existing Loan Agreement is amended in the entirety as set forth on Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II, each Borrower hereby (a) represents and warrants that (i) each of the representations and warranties of the Obligors contained in the Loan Agreement and in the other Loan Documents is true and correct as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, each Borrower hereby (i) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to the Agent and the Lenders in accordance with the respective terms, covenants and conditions set forth in the Loan Documents, and all the Collateral thereto in favor of the Agent and each Lender continues unimpaired and in full force and effect, and (ii) waives all defenses, claims, counterclaims, rights of recoupment or set-off against any of its Obligations.

ARTICLE IV

ACKNOWLEDGMENT OF SUBSIDIARIES

By executing this Agreement, each Subsidiary of a Borrower that is a party hereto hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Loan Agreement shall refer to the Loan Agreement after giving effect to this Agreement. Without limiting the foregoing, each such Subsidiary waives all defenses, claims, counterclaims, rights of recoupment or set-off with respect to any of such Subsidiary’s Obligations.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1. Effective Date. This Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 5.1.1 Execution of Agreement. The Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of each Borrower, each of its Subsidiaries that are parties hereto, the Agent and all the Lenders.

SECTION 5.1.2 Representations and Warranties. The representations and warranties made by each Borrower pursuant to Article III as of the Effective Date shall be true and correct.

SECTION 5.2. Expiration. If the Effective Date has not occurred on or prior to April 1, 2010, the agreements of the parties contained in this Agreement shall, unless otherwise agreed by all the Lenders terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 6.2. Loan Document Pursuant to Amended Loan Agreement. This Agreement is a Loan Document executed pursuant to the Amended Loan Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Loan Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3. Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Loan Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of either Borrower or any other Obligor which would require the consent of any of the Lenders under the Existing Loan Agreement or any other Loan Document.

SECTION 6.4. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6. Further Assurances. Each Borrower execute and deliver, and shall cause each other Obligor to execute and deliver, from time to time in favor of the Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 6.7. Costs and Expenses. Each Borrower agrees to pay all reasonable costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Agent) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 6.8. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS:

MULTI-FINELINE ELECTRONIX, INC.

By:	/s/ Tom Liguori
Name: Title:	Tom Liguori Executive Vice President & CFO

MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin President

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Carlos Gil
Name: Title:	Carlos Gil Vice President

SUBSIDIARIES:

AURORA OPTICAL, INC.

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin Chief Operating Officer

M-FLEX CAYMAN ISLANDS, INC.

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin President and Chief Executive Officer

PELIKON LIMITED

By:	/s/ Reza Meshgin
Name: Title:	Reza Meshgin President and Chief Executive Officer

EXHIBIT A TO AMENDMENT NO. 2

“EXHIBIT D

to

Loan and Security Agreement

COMPLIANCE CERTIFICATE

[LETTERHEAD OF BORROWER]

[DATE]

Bank of America, N.A., as Agent

55 South Lake Avenue, Suite 900

Pasadena, California 91101

Attention: Loan Administration Manager

The undersigned, the [chief financial officer, treasurer or controller] of Multi-Fineline Electronix, Inc., a Delaware corporation (U.S. Borrower”) acting in its capacity as Borrower Agent (“Borrower Agent”), gives this Compliance Certificate (this “Certificate”) to Bank of America, N.A., in its capacity as Agent (“Agent”) in accordance with the requirements of Section 10.1.2 of the Loan and Security Agreement dated as of February 12, 2009 among U.S. Borrower, Multi-Fineline Electronix Singapore PTE. Ltd, a Singapore corporation (“Singapore Borrower”; together with the U.S. Borrower, the “Borrowers”), Agent and the Lenders party thereto (the “Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

Based upon my review of the consolidated balance sheet and statement of income of U.S. Borrower for the [Fiscal Month] [Fiscal Year] ending                      (the “Determination Date”), copies of which are attached hereto, I hereby certify that:

1.	Adjusted Fixed Charge Coverage Ratio. As of the Determination Date, the Adjusted Fixed Charge Coverage Ratio for the most recently ended Fiscal Quarter, for the purpose of calculating the Applicable Margin, is:

Adjusted Fixed Charge Coverage Ratio:	to 1.00

2.	Capital Expenditures[1]. As of the Determination Date, the aggregate amount of all costs of constructing and equipping the MFC3 Plant deemed to not constitute Capital Expenditures during the current Fiscal Year (or portion thereof) ended on the Determination Date is:

[1]	To be included when the Determination Date is on or prior to December 31, 2009

Exhibit D

Actual amount:	$

Maximum permitted:		$23,000,000

3.	Section 10.2.1(c). As of the Determination Date the aggregate amount of Permitted Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, is:

Actual amount:	$

Maximum permitted:		$2,000,000

4.	Section 10.2.1(f). As of the Determination Date the aggregate amount of Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by any Borrower or any of its Subsidiaries, is:

Actual amount:	$

Maximum permitted:		$2,000,000

5.	Section 10.2.1(h). As of the Determination Date:

The aggregate amount of the MFC1 and MFC2 lines of credit with Bank of China:	$

Line of credit pursuant to Section 10.2.1(i)	$

Actual amount outstanding pursuant to Section 10.2.1(j)	$

Actual amount outstanding pursuant to Section 10.2.1(k)	$

Total	$

Maximum permitted on or prior to September 30, 2010:		900,000,000 RMB
Maximum amount permitted thereafter		550,000,000 RMB

6.	Section 10.2.1(i). As of the Determination Date:

The aggregate amount of the MFC1 and MFC2 lines of credit with Shanghai Pudong Development Bank:	$

Exhibit D

Line of credit pursuant to Section 10.2.1(h)	$

Actual amount outstanding pursuant to Section 10.2.1(j)	$

Actual amount outstanding pursuant to Section 10.2.1(k)	$

Total	$

Maximum permitted on or prior to September 30, 2010:		900,000,000 RMB
Maximum amount permitted thereafter		550,000,000 RMB

7.	Section 10.2.1(j). As of the Determination Date::

The aggregate Debt owing to the China Construction Bank is:	$

Line of credit pursuant to Section 10.2.1(h)	$

Line of credit pursuant to Section 10.2.1(i)	$

Actual amount outstanding pursuant to Section 10.2.1(k)	$

Total	$

Maximum permitted on or prior to September 30, 2010:		900,000,000 RMB
Maximum amount permitted thereafter		550,000,000 RMB

8.	Section 10.2.1(k). As of the Determination Date::

The aggregate Debt owing to the Agricultural Bank of China is:	$

Exhibit D

Line of credit pursuant to Section 10.2.1(h)	$

Line of credit pursuant to Section 10.2.1(i)	$

Actual amount outstanding pursuant to Section 10.2.1(j)	$

Total	$

Maximum permitted on or prior to September 30, 2010:		900,000,000 RMB
Maximum amount permitted thereafter		550,000,000 RMB

9.	Section 10.2.1(n). As of the Determination Date, the aggregate principal amount of Debt of any Borrower outstanding pursuant to Section 10.2.1(m) of the Loan Agreement is:

Actual amount:	$

Maximum permitted:		$2,000,000

Exhibit D

10.	Section 10.2.3(a)(ii)[2]. As of the Determination Date,

(a)	the Aggregate Availability is:

Actual amount:	$

Minimum permitted:	[20% of the Revolver Commitments]

(b)	the Fixed Charge Coverage Ratio after giving effect to the proposed Distribution is:

to 1.0
Minimum required:	1.0 to 1.0

(c)	the amount of such Distributions since the Closing Date is:

Individually	$

Maximum permitted		$5,000,000

In the aggregate	$

Maximum permitted		$10,000,000

11.	Section 10.2.3(a)(iii)[3]. As of the Determination Date,

(a)	Adjusted Cash Liquidity (as calculated pursuant to Exhibit A attached hereto) prior to giving effect to the proposed purchase of Equity Interests is:

$

If more than $20,000,000, then $1,600,000 per Fiscal Quarter limitation is not applicable

(b)	the Adjusted Fixed Charge Coverage Ratio after giving effect to the proposed dividend purchase of Equity Interests is:

to 1.0
Minimum required:	0.60 to 1.0

[2]	To be included in a Compliance Certificate that is delivered in connection with the making of a Distribution pursuant to Section 10.2.3(ii) of the Loan Agreement and be calculated as of the end of the preceding Fiscal Month.

[3]	To be included in a Compliance Certificate that is delivered in connection with the purchase of Equity Interests pursuant to Section 10.2.3(iii) of the Loan Agreement and be calculated as of the end of the preceding Fiscal Month.

Exhibit D

(c)	the amount of the proposed purchase of Equity Interest is:

$

(d)	the aggregate amount of purchases of Equity Interests is:

During the Fiscal Quarter	$

Maximum permitted		$1,600,000
Not applicable if the Adjusted Cash Liquidity is $20,000,000 or more

During the Fiscal Year	$

Maximum permitted		$20,000,000

12.	Section 10.3.1.[4] As of the Determination Date, the Fixed Charge Coverage Ratio is:

Actual:	to 1.0
Minimum required:	1.0 to 1.0

13.	No Default exists on the date hereof, other than: [if none, so state].

14.	No Event of Default exists on the date hereof, other than [if none, so state].

Very truly yours,

MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation

By:
Name:
Title:	[Chief Financial Officer][Controller] [Treasurer]

[4]	To be included during any Trigger Period.

Exhibit D

EXHIBIT A

Adjusted Cash Liquidity

Multi-Fineline Electronix Inc. and Multi-Fineline Electronix Singapore PTE, Ltd.	Amount
Fiscal Year 2010

Cash Liquidity (in thousands)

Cash and Cash Equivalents of Borrowers on deposit in Deposit Accounts subject to a Deposit Account Control Agreement in favor of Agent
(+) Cash and Cash Equivalents of any Subsidiary of any Borrower
(-) the aggregate principal amount trade payables that are more than five days past due
(-) the aggregate principal amount of all Revolver Loans and LC Obligations
Total Cash Liquidity

(-) the aggregate amount of Capital Expenditures that have been identified in the Capital Expenditures Budget during the current Fiscal Year

(+) the aggregate amount of Capital Expenditures that have been identified in the Capital Expenditures Budget and paid during the current Fiscal Year

Adjusted Cash Liquidity prior to any buyback

If Adjusted Cash Liquidity exceeds $20 million, the $1,600,000 per Fiscal Quarter limitation does not apply

Exhibit D